EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JANUARY 2015 MONTHLY DIVIDEND AND
DECEMBER 31, 2014 RMBS PORTFOLIO CHARACTERISTICS

•	January 2015 Monthly Dividend of $0.18 Per Share
•	Estimated Book Value Per Share at December 31, 2014 of $13.05
•	Estimated 2.4% total return on equity for the quarter, or 9.6% annualized
•	RMBS Portfolio Characteristics as of December 31, 2014
•	Tax Characterization of 2014 Distributions 100% Ordinary Taxable Income

Vero Beach, FL, January 13, 2015 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of January 2015. The dividend of $0.18 per share will be paid January 30, 2015, to holders of record on January 26, 2015, with an ex-dividend date of January 22, 2015.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 13, 2015, the Company had 16,713,571 shares outstanding. At September 30, 2014, the Company had 13,024,449 shares outstanding.

Estimated December 31, 2014 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2014 was $13.05.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2014, the Company's preliminary estimated total stockholders' equity was approximately $218.0 million with 16,699,656 common shares outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to audit by the Company’s independent registered public accounting firm.

Estimated Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2014 was 2.4%, or 9.6% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.32 per share, comprised of dividends per share of $0.54 and a decrease in book value per share of $0.22 from September 30, 2014.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2014 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s audited financial statements and associated footnotes as of and for the year ended December 31, 2014, are subject to audit by the Company’s independent registered public accounting firm.

•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase agreement exposure by counterparty
•	RMBS Risk Measures

2014 Dividend Tax Characteristics

The Company anticipates that its 2014 distributions of $2.16 per share consisted entirely of ordinary dividends and will be characterized as ordinary income. Stockholders will be notified of the proper tax characterization of the Company's dividends by way of IRS Form 1099-DIV. Due to the complex nature of the applicable tax rules, it is recommended that stockholders consult their tax advisors to ensure proper tax treatment of dividends received.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Dec 2014 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Jan)
As of December 31, 2014
Adjustable Rate RMBS	$3,535	$3,794	107.33	0.24%	3.55%	0.01%
10-1 Hybrid Rate RMBS	69,159	70,400	101.79	4.55%	2.54%	5.52%
Hybrid Adjustable Rate RMBS	69,159	70,400	101.79	4.55%	2.54%	5.52%
15 Year Fixed Rate RMBS	78,715	83,429	105.99	5.39%	3.40%	8.31%
20 Year Fixed Rate RMBS	287,146	309,154	107.66	19.96%	4.00%	9.27%
30 Year Fixed Rate RMBS	930,639	1,020,010	109.60	65.83%	4.56%	8.02%
Total Fixed Rate RMBS	1,296,500	1,412,593	108.95	91.18%	4.37%	8.40%
Total Pass-through RMBS	1,369,194	1,486,787	108.59	95.97%	4.28%	8.10%
Interest-Only Securities	352,849	46,611	13.21	3.01%	3.95%	15.76%
Inverse Interest-Only Securities	104,027	15,773	15.16	1.02%	6.23%	20.50%
Structured RMBS	456,876	62,384	13.65	4.03%	4.52%	16.92%
Total Mortgage Assets	$1,826,070	$1,549,171		100.00%	4.29%	10.53%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of December 31, 2014			As of December 31, 2014
Fannie Mae	$1,243,923	80.3%	Whole Pool Assets	$1,213,225	78.3%
Freddie Mac	296,203	19.1%	Non Whole Pool Assets	335,946	21.7%
Ginnie Mae	9,045	0.6%	Total Mortgage Assets	$1,549,171	100.0%
Total Mortgage Assets	$1,549,171	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of December 31, 2014	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$200,816	14.1%	29	3/10/2015
Citigroup Global Markets Inc	187,955	13.1%	30	3/2/2015
Goldman, Sachs & Co	125,159	8.7%	60	3/11/2015
Mitsubishi UFJ Securities (USA), Inc	121,926	8.5%	10	1/23/2015
CRT Capital Group, LLC	116,903	8.1%	21	1/26/2015
ICBC Financial Services LLC	113,353	7.9%	28	2/10/2015
KGS-Alpha Capital Markets, L.P	109,510	7.6%	20	4/6/2015
Cantor Fitzgerald & Co	77,673	5.4%	13	1/20/2015
ED&F Man Capital Markets Inc	75,791	5.3%	37	3/23/2015
Morgan Stanley & Co	60,454	4.2%	16	1/16/2015
Mizuho Securities USA, Inc	56,294	3.9%	27	2/3/2015
Daiwa Securities America Inc.	50,602	3.5%	10	1/12/2015
Guggenheim Securities, LLC	49,951	3.5%	20	1/23/2015
South Street Securities, LLC	37,380	2.6%	29	2/5/2015
Suntrust Robinson Humphrey, Inc	32,208	2.2%	15	1/15/2015
Other	20,676	1.4%	50	2/19/2015
Barclays Capital, Inc	-	-	-	-
Total Borrowings	$1,436,651	100.0%	27	4/6/2015

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of December 31, 2014
Adjustable Rate RMBS	$3,794	4	10.05%	2.00%	$16	$(19)
Hybrid Adjustable Rate RMBS	70,400	98	7.54%	2.00%	1,330	(1,602)
Total Fixed Rate RMBS	1,412,593	n/a	n/a	n/a	18,526	(26,830)
Total Pass-through RMBS	1,486,787	n/a	n/a	n/a	19,872	(28,451)
Interest-Only Securities	46,611	n/a	n/a	n/a	(7,078)	6,365
Inverse Interest-Only Securities	15,773	0	6.39%	n/a	(757)	177
Structured RMBS	62,384	n/a	n/a	n/a	(7,835)	6,542
Total Mortgage Assets	$1,549,171	n/a	n/a	n/a	$12,037	$(21,909)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$760,000	Dec-2018	$(13,087)	$14,250
Payer Swaption			375,000	Sep-2025	(232)	725
Grand Total					$(1,282)	$(6,934)

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400